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                                                                    Exhibit 11

                         CENTRAL SPRINKLER CORPORATION

                           EARNINGS PER COMMON SHARE

                                               Three                     Six
                                           Months Ended              Months Ended
                                             April 30,                 April 30,
                                          1995         1994        1995         1994
                                         ------       ------     -------      -------
                                                    (Amounts in thousands,
                                                  except per share amounts)

Income before cumulative effect
  of accounting change                  $ 1,923      $   769     $ 3,371      $ 1,193

Cumulative effect of accounting
  change to SFAS No. 109-
  Income Taxes                               --           --          --          238
                                        -------      -------     -------      -------
Net income                              $ 1,923      $   769     $ 3,371      $ 1,431
                                        =======      =======     =======      =======
Average number of common shares
  outstanding                             3,717        4,953       4,059        4,953

Adjustment to exclude average
  unallocated common shares in ESOP        (677)          --        (680)          --

Adjustment for assumed conversion
  of stock options                          154           59         101           71
                                        -------      -------     -------      -------
Average number of common shares           3,194        5,012       3,480        5,024
                                        =======      =======     =======      =======
Earnings per common share:

  Before cumulative effect of
  accounting change                     $   .60      $   .15     $   .97      $   .23

  Cumulative effect of accounting
  change to SFAS No. 109-
  Income Taxes                               --           --          --          .05
                                        -------      -------     -------      -------
  After cumulative effect of
  accounting change                     $   .60      $   .15     $   .97      $   .28
                                        =======      =======     =======      =======

Note: The total of the quarterly earnings per share may not equal the year-to-date earnings per share due to changes in the number of shares outstanding.

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